Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2018 THIRD QUARTER RESULTS

Gross Margin Percentage Increased Significantly Year Over Year

Contracts per Community Improved Year Over Year for 13th Consecutive Quarter

Consolidated Lots Controlled Grew 20% Year-over-Year and 17% Sequentially

MATAWAN, NJ, September 10, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2018.

“We are pleased to report another quarter with year-over-year improvements in contracts per community, a significant increase in gross margin percentage and increases in pretax profits for our third quarter of fiscal 2018,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Our total consolidated lots controlled at the end of the third quarter expanded 20% year over year and 17% sequentially. As we move forward, we remain laser focused on further growing our land position, which should ultimately lead to increases in our community count.”

“Assuming no adverse changes in current market conditions, we continue to expect solid profitability during the fourth quarter of fiscal 2018. Similar to what we have experienced in past cycles, our planned community count growth should lead to improved operating results and sustainable levels of profitability,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTH and NINE-Month Periods ENDED JULY 31, 2018:

●	Total revenues decreased to $456.7 million in the third quarter of fiscal 2018, compared with $592.0 million in the third quarter of fiscal 2017. For the nine months ended July 31, 2018, total revenues decreased to $1.38 billion compared with $1.73 billion in the first nine months of the prior year.

●	While total revenues decreased $135.3 million, homebuilding revenues for unconsolidated joint ventures increased $131.9 million to $194.5 million for the third quarter ended July 31, 2018, compared with $62.6 million in last year’s third quarter. During the first nine months of fiscal 2018, homebuilding revenues for unconsolidated joint ventures increased to $350.0 million compared with $214.1 million in the same period of the previous year.

●	Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 15.4% for the third quarter of fiscal 2018 compared with 12.8% in the prior year’s third quarter. For the nine months ended July 31, 2018, homebuilding gross margin percentage, after cost of sales interest expense and land charges, improved to 14.6% compared with 12.9% in the first nine months of last year.

●	Homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 160 basis points to 18.4% for the third quarter of fiscal 2018 compared with 16.8% in the same quarter one year ago. During the first nine months of fiscal 2018, homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 120 basis points to 18.0% compared with 16.8% in the same period of the previous year.

●	For the third quarter of 2018, total SG&A decreased by $7.3 million, or 11.9%, year over year. Total SG&A was $53.9 million, or 11.8% of total revenues, in the third quarter of fiscal 2018 compared with $61.2 million, or 10.3% of total revenues, in the third quarter of fiscal 2017. For the nine months ended July 31, 2018, total SG&A decreased by $4.8 million, or 2.6%, year over year. For the first nine months of fiscal 2018, total SG&A was $178.0 million, or 12.9% of total revenues, compared with $182.8 million, or 10.6% of total revenues, in the first nine months of the prior fiscal year.

●	Interest incurred (some of which was expensed and some of which was capitalized) was $40.4 million for the third quarter of fiscal 2018 compared with $39.1 million in the same quarter one year ago. For the nine months ended July 31, 2018, interest incurred (some of which was expensed and some of which was capitalized) was $121.6 million compared with $116.9 million during the same nine-month period last year.

●	Total interest expense was $38.3 million in the third quarter of fiscal 2018 compared with $42.9 million in the third quarter of fiscal 2017. Total interest expense was $125.2 million for the first nine months of fiscal 2018 compared with $126.5 million for the first nine months of fiscal 2017.

●	Income before income taxes for the quarter ended July 31, 2018 was $0.1 million compared with a loss before income taxes of $50.2 million during the third quarter of fiscal 2017. For the first nine months of fiscal 2018, the loss before income taxes was $40.0 million compared with loss of $57.5 million during the first nine months of fiscal 2017.

●	Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $4.4 million during the third quarter of fiscal 2018 compared with a loss of $3.7 million in the third quarter of fiscal 2017. For the first nine months of fiscal 2018, the loss before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $30.4 million compared with $13.4 million during the first nine months of fiscal 2017.

●	Net loss was $1.0 million, or $0.01 per common share, in the third quarter of fiscal 2018 compared with a net loss of $337.2 million, or $2.28 per common share, including a $294.0 increase in the valuation allowance for our deferred tax assets, during the same quarter a year ago. For the nine months ended July 31, 2018, the net loss was $41.7 million, or $0.28 per common share, compared with a net loss of $344.0 million, or $2.33 per common share, including a $294.0 increase in the valuation allowance for our deferred tax assets, in the first nine months of fiscal 2017.

●	Contracts per community, including unconsolidated joint ventures, increased 9.8% to 10.1 contracts per community for the quarter ended July 31, 2018 compared with 9.2 contracts per community, including unconsolidated joint ventures, in last year’s third quarter. Consolidated contracts per community increased 6.4% to 10.0 contracts per community for the third quarter of fiscal 2018 compared with 9.4 contracts per community in the third quarter of fiscal 2017.

●	As of the end of the third quarter of fiscal 2018, community count, including unconsolidated joint ventures, was 143 communities, a 14.4% year-over-year decrease from 167 communities at July 31, 2017. Consolidated community count decreased 12.8% to 123 communities as of July 31, 2018 from 141 communities at the end of the prior year’s third quarter.

●	The number of contracts, including unconsolidated joint ventures, for the third quarter ended July 31, 2018, decreased 5.3% to 1,451 homes from 1,533 homes for the same quarter last year. The number of consolidated contracts decreased 6.4% to 1,236 homes, during the third quarter of fiscal 2018, compared with 1,321 homes during the third quarter of 2017.

●	During the first nine months of fiscal 2018, the number of contracts, including unconsolidated joint ventures, was 4,407 homes, a decrease of 4.0% from 4,593 homes during the first nine months of fiscal 2017. The number of consolidated contracts decreased 10.2% to 3,667 homes, during the nine month period ended July 31, 2018, compared with 4,084 homes in the same period of the previous year.

●	The dollar value of contract backlog, including unconsolidated joint ventures, as of July 31, 2018, was $1.32 billion, an increase of 2.1% compared with $1.29 billion as of July 31, 2017. The dollar value of consolidated contract backlog, as of July 31, 2018, decreased 9.4% to $946.5 million compared with $1.04 billion as of July 31, 2017.

●	For the quarter ended July 31, 2018, deliveries, including unconsolidated joint ventures, decreased 2.0% to 1,438 homes compared with 1,467 homes during the third quarter of fiscal 2017. Consolidated deliveries were 1,142 homes for the third quarter of fiscal 2018, a 15.4% decrease compared with 1,350 homes during the same quarter a year ago.

●	For the nine months ended July 31, 2018, deliveries, including unconsolidated joint ventures, decreased 8.3% to 4,002 homes compared with 4,362 homes in the first nine months of the prior year. Consolidated deliveries were 3,382 homes in the first nine months of fiscal 2018, a 15.4% decrease compared with 3,998 homes in the same period in fiscal 2017.

●	The contract cancellation rate, including unconsolidated joint ventures, was 19% in the third quarter of fiscal 2018 compared with 20% during the third quarter of fiscal 2017. The consolidated contract cancellation rate was 19% for both the three months ended July 31, 2018 and the three months ended July 31, 2017.

●	The valuation allowance was $659.9 million as of July 31, 2018. The valuation allowance is a non-cash reserve against the Company’s tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of JULY 31, 2018:

●	Total liquidity at the end of the third quarter of fiscal 2018 was $242.1 million.

●	In the third quarter of fiscal 2018, approximately 5,800 lots were put under option or acquired in 56 communities, including unconsolidated joint ventures.

●	As of July 31, 2018, consolidated lots controlled increased sequentially by 16.7% to 30,974 from 26,537 lots at April 30, 2018, and increased 19.9% year over year from 25,834 lots at July 31, 2017. The consolidated land position, as of July 31, 2018, was 30,974 lots, consisting of 18,416 lots under option and 12,558 owned lots.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2018 third quarter financial results conference call at 11:00 a.m. E.T. on Monday, September 10, 2018. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian“ Homes, Brighton Homes“. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s“ Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2017 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation for historical periods of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $216.7 million of cash and cash equivalents, $25.2 million of restricted cash required to collateralize a performance bond and letters of credit and $0.2 million of availability under the unsecured revolving credit facility as of July 31, 2018.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2018
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Total Revenues	$456,712	$592,035	$1,376,422	$1,729,979
Costs and Expenses (a)	463,100	596,069	1,417,586	1,742,565
Loss on Extinguishment of Debt	(4,266)	(42,258)	(5,706)	(34,854)
Income (Loss) from Unconsolidated Joint Ventures	10,732	(3,881)	6,899	(10,109)
Income (Loss) Before Income Taxes	78	(50,173)	(39,971)	(57,549)
Income Tax Provision	1,104	287,036	1,687	286,485
Net (Loss)	$(1,026)	$(337,209)	$(41,658)	$(344,034)

Per Share Data:
Basic:
Net (Loss) Per Common Share	$(0.01)	$(2.28)	$(0.28)	$(2.33)
Weighted Average Number of
Common Shares Outstanding (b)	148,669	147,748	148,377	147,628
Assuming Dilution:
Net (Loss) Per Common Share	$(0.01)	$(2.28)	$(0.28)	$(2.33)
Weighted Average Number of
Common Shares Outstanding (b)	148,669	147,748	148,377	147,628

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2018
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$78	$(50,173)	$(39,971)	$(57,549)
Inventory Impairment Loss and Land Option Write-Offs	96	4,197	3,183	9,334
Unconsolidated Joint Venture Investment Write-Downs	-	-	660	-
Loss on Extinguishment of Debt	4,266	42,258	5,706	34,854
Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt (a)	$4,440	$(3,718)	$(30,422)	$(13,361)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2018
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Sale of Homes	$442,859	$574,282	$1,312,553	$1,673,250
Cost of Sales, Excluding Interest Expense (a)	361,303	478,069	1,076,132	1,391,966
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	81,556	96,213	236,421	281,284
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	13,424	18,397	41,025	55,284
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	68,132	77,816	195,396	226,000
Land Charges	96	4,197	3,183	9,334
Homebuilding Gross Margin	$68,036	$73,619	$192,213	$216,666

Gross Margin Percentage	15.4%	12.8%	14.6%	12.9%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	18.4%	16.8%	18.0%	16.8%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	15.4%	13.6%	14.9%	13.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Land and Lot Sales	$-	$1,785	$20,505	$11,497
Cost of Sales, Excluding Interest and Land Charges (a)	-	817	7,710	7,387
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	-	968	12,795	4,110
Land and Lot Sales Interest	-	974	4,055	2,746
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$-	$(6)	$8,740	$1,364

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2018
Reconciliation of Adjusted EBITDA to Net (Loss)
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net (Loss)	$(1,026)	$(337,209)	$(41,658)	$(344,034)
Income Tax Provision	1,104	287,036	1,687	286,485
Interest Expense	38,283	42,930	125,158	126,513
EBIT (a)	38,361	(7,243)	85,187	68,964
Depreciation	811	1,129	2,320	3,212
Amortization of Debt Costs	-	-	-	1,632
EBITDA (b)	39,172	(6,114)	87,507	73,808
Inventory Impairment Loss and Land Option Write-offs	96	4,197	3,183	9,334
Loss on Extinguishment of Debt	4,266	42,258	5,706	34,854
Adjusted EBITDA (c)	$43,534	$40,341	$96,396	$117,996

Interest Incurred	$40,438	$39,089	$121,617	$116,944

Adjusted EBITDA to Interest Incurred	1.08	1.03	0.79	1.01

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(b)  EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)  Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2018
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$65,355	$90,960	$71,051	$96,688
Plus Interest Incurred	40,438	39,089	121,617	116,944
Less Interest Expensed	38,283	42,930	125,158	126,513
Interest Capitalized at End of Period (a)	$67,510	$87,119	$67,510	$87,119

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2018	October 31, 2017
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$216,707	$463,697
Restricted cash and cash equivalents	25,345	2,077
Inventories:
Sold and unsold homes and lots under development	913,469	744,119
Land and land options held for future development or sale	98,585	140,924
Consolidated inventory not owned	96,989	124,784
Total inventories	1,109,043	1,009,827
Investments in and advances to unconsolidated joint ventures	104,752	115,090
Receivables, deposits and notes, net	37,911	58,149
Property, plant and equipment, net	20,138	52,919
Prepaid expenses and other assets	41,470	37,026
Total homebuilding	1,555,366	1,738,785

Financial services cash and cash equivalents	5,232	5,623
Financial services other assets	107,890	156,490
Total assets	$1,668,488	$1,900,898

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$95,368	$64,512
Accounts payable and other liabilities	311,230	335,057
Customers’ deposits	38,052	33,772
Nonrecourse mortgages secured by operating properties	-	13,012
Liabilities from inventory not owned, net of debt issuance costs	72,416	91,101
Revolving and term loan credit facilities, net of debt issuance costs	301,460	124,987
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,255,158	1,554,687
Total homebuilding	2,073,684	2,217,128

Financial services	93,195	141,914
Income taxes payable	2,240	2,227
Total liabilities	2,169,119	2,361,269

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2018 and at October 31, 2017	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 400,000,000 shares; issued 144,523,768 shares at July 31, 2018 and 144,046,073 shares at October 31, 2017	1,445	1,440
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 60,000,000 shares; issued 16,243,454 shares at July 31, 2018 and 15,999,355 shares at October 31, 2017	162	160
Paid in capital - common stock	707,857	706,466
Accumulated deficit	(1,230,034)	(1,188,376)
Treasury stock - at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at July 31, 2018 and October 31, 2017	(115,360)	(115,360)
Total stockholders’ equity deficit	(500,631)	(460,371)
Total liabilities and equity	$1,668,488	$1,900,898

   (1) Derived from the audited balance sheet as of October 31, 2017

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017

Revenues:
Homebuilding:
Sale of homes	$442,859	$574,282	$1,312,553	$1,673,250
Land sales and other revenues	844	2,760	26,918	14,393
Total homebuilding	443,703	577,042	1,339,471	1,687,643
Financial services	13,009	14,993	36,951	42,336
Total revenues	456,712	592,035	1,376,422	1,729,979

Expenses:
Homebuilding:
Cost of sales, excluding interest	361,303	478,886	1,083,842	1,399,353
Cost of sales interest	13,424	19,371	45,080	58,030
Inventory impairment loss and land option write-offs	96	4,197	3,183	9,334
Total cost of sales	374,823	502,454	1,132,105	1,466,717
Selling, general and administrative	37,544	45,517	126,319	135,392
Total homebuilding expenses	412,367	547,971	1,258,424	1,602,109

Financial services	8,986	8,867	26,125	23,082
Corporate general and administrative	16,393	15,698	51,672	47,425
Other interest	24,859	23,559	80,078	68,483
Other operations	495	(26)	1,287	1,466
Total expenses	463,100	596,069	1,417,586	1,742,565
Loss on extinguishment of debt	(4,266)	(42,258)	(5,706)	(34,854)
Income (loss) from unconsolidated joint ventures	10,732	(3,881)	6,899	(10,109)
Income (loss) before income taxes	78	(50,173)	(39,971)	(57,549)
State and federal income tax provision:
State	1,104	8,523	1,687	10,797
Federal	-	278,513	-	275,688
Total income taxes	1,104	287,036	1,687	286,485
Net (loss)	$(1,026)	$(337,209)	$(41,658)	$(344,034)

Per share data:
Basic:
Net (loss) per common share	$(0.01)	$(2.28)	$(0.28)	$(2.33)
Weighted-average number of common shares outstanding	148,669	147,748	148,377	147,628
Assuming dilution:
Net (loss) per common share	$(0.01)	$(2.28)	$(0.28)	$(2.33)
Weighted-average number of common shares outstanding	148,669	147,748	148,377	147,628

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Three Months - July 31, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	32	52	(38.5)%	47	86	(45.3)%	68	116	(41.4)%
	Dollars	$18,045	$26,648	(32.3)%	$26,701	$40,015	(33.3)%	$40,058	$55,284	(27.5)%
	Avg. Price	$563,909	$512,462	10.0%	$568,106	$465,289	22.1%	$589,089	$476,586	23.6%
Mid-Atlantic
(DE, MD, VA, WV)	Home	144	173	(16.8)%	144	194	(25.8)%	324	419	(22.7)%
	Dollars	$76,324	$97,017	(21.3)%	$79,593	$113,111	(29.6)%	$196,011	$257,891	(24.0)%
	Avg. Price	$530,032	$560,791	(5.5)%	$552,726	$583,050	(5.2)%	$604,973	$615,493	(1.7)%
Midwest
(IL, OH)	Home	143	170	(15.9)%	157	127	23.6%	470	474	(0.8)%
	Dollars	$43,596	$48,257	(9.7)%	$45,579	$40,620	12.2%	$130,377	$133,775	(2.5)%
	Avg. Price	$304,865	$283,864	7.4%	$290,313	$319,839	(9.2)%	$277,397	$282,226	(1.7)%
Southeast
(FL, GA, SC)	Home	175	172	1.7%	121	166	(27.1)%	330	322	2.5%
	Dollars	$71,381	$73,896	(3.4)%	$47,472	$68,408	(30.6)%	$139,840	$142,296	(1.7)%
	Avg. Price	$407,894	$429,632	(5.1)%	$392,330	$412,098	(4.8)%	$423,757	$441,912	(4.1)%
Southwest
(AZ, TX)	Home	518	522	(0.8)%	469	581	(19.3)%	706	690	2.3%
	Dollars	$177,174	$177,285	(0.1)%	$157,406	$209,041	(24.7)%	$250,369	$244,114	2.6%
	Avg. Price	$342,036	$339,625	0.7%	$335,620	$359,793	(6.7)%	$354,630	$353,788	0.2%
West
(CA)	Home	224	232	(3.4)%	204	196	4.1%	389	454	(14.3)%
	Dollars	$102,183	$103,342	(1.1)%	$86,108	$103,087	(16.5)%	$189,868	$211,470	(10.2)%
	Avg. Price	$456,173	$445,439	2.4%	$422,099	$525,956	(19.7)%	$488,094	$465,792	4.8%
Consolidated
Total	Home	1,236	1,321	(6.4)%	1,142	1,350	(15.4)%	2,287	2,475	(7.6)%
	Dollars	$488,703	$526,445	(7.2)%	$442,859	$574,282	(22.9)%	$946,523	$1,044,830	(9.4)%
	Avg. Price	$395,392	$398,520	(0.8)%	$387,793	$425,394	(8.8)%	$413,871	$422,154	(2.0)%
Unconsolidated
Joint Ventures (2)	Home	215	212	1.4%	296	117	153.0%	555	405	37.0%
	Dollars	$127,195	$132,037	(3.7)%	$193,796	$62,127	211.9%	$370,113	$244,234	51.5%
	Avg. Price	$591,603	$622,812	(5.0)%	$654,716	$531,001	23.3%	$666,872	$603,046	10.6%
Grand
Total	Home	1,451	1,533	(5.3)%	1,438	1,467	(2.0)%	2,842	2,880	(1.3)%
	Dollars	$615,898	$658,482	(6.5)%	$636,655	$636,409	0.0%	$1,316,636	$1,289,064	2.1%
	Avg. Price	$424,465	$429,538	(1.2)%	$442,736	$433,817	2.1%	$463,278	$447,592	3.5%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Nine Months - July 31, 2018
		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	104	201	(48.3)%	134	289	(53.6)%	68	116	(41.4)%
	Dollars	$58,686	$94,611	(38.0)%	$70,406	$138,839	(49.3)%	$40,058	$55,284	(27.5)%
	Avg. Price	$564,290	$470,703	19.9%	$525,421	$480,412	9.4%	$589,089	$476,586	23.6%
Mid-Atlantic
(DE, MD, VA, WV)	Home	481	589	(18.3)%	485	600	(19.2)%	324	419	(22.7)%
	Dollars	$256,936	$322,308	(20.3)%	$254,660	$313,390	(18.7)%	$196,011	$257,891	(24.0)%
	Avg. Price	$534,170	$547,212	(2.4)%	$525,071	$522,317	0.5%	$604,973	$615,493	(1.7)%
Midwest
(IL, OH)	Home	528	511	3.3%	440	411	7.1%	470	474	(0.8)%
	Dollars	$160,320	$155,312	3.2%	$128,912	$126,065	2.3%	$130,377	$133,775	(2.5)%
	Avg. Price	$303,636	$303,938	(0.1)%	$292,982	$306,727	(4.5)%	$277,397	$282,226	(1.7)%
Southeast
(FL, GA, SC)	Home	456	421	8.3%	411	431	(4.6)%	330	322	2.5%
	Dollars	$184,577	$175,924	4.9%	$165,120	$178,799	(7.7)%	$139,840	$142,296	(1.7)%
	Avg. Price	$404,774	$417,873	(3.1)%	$401,751	$414,847	(3.2)%	$423,757	$441,912	(4.1)%
Southwest
(AZ, TX)	Home	1,516	1,678	(9.7)%	1,319	1,751	(24.7)%	706	690	2.3%
	Dollars	$517,119	$575,669	(10.2)%	$444,568	$617,199	(28.0)%	$250,369	$244,114	2.6%
	Avg. Price	$341,108	$343,068	(0.6)%	$337,049	$352,484	(4.4)%	$354,630	$353,788	0.2%
West
(CA)	Home	582	684	(14.9)%	593	516	14.9%	389	454	(14.3)%
	Dollars	$264,793	$330,287	(19.8)%	$248,887	$298,958	(16.7)%	$189,868	$211,470	(10.2)%
	Avg. Price	$454,970	$482,875	(5.8)%	$419,708	$579,376	(27.6)%	$488,094	$465,792	4.8%
Consolidated
Total	Home	3,667	4,084	(10.2)%	3,382	3,998	(15.4)%	2,287	2,475	(7.6)%
	Dollars	$1,442,431	$1,654,111	(12.8)%	$1,312,553	$1,673,250	(21.6)%	$946,523	$1,044,830	(9.4)%
	Avg. Price	$393,354	$405,022	(2.9)%	$388,100	$418,522	(7.3)%	$413,871	$422,154	(2.0)%
Unconsolidated
Joint Ventures (2)	Home	740	509	45.4%	620	364	70.3%	555	405	37.0%
	Dollars	$443,389	$299,654	48.0%	$348,191	$212,983	63.5%	$370,113	$244,234	51.5%
	Avg. Price	$599,175	$588,712	1.8%	$561,599	$585,118	(4.0)%	$666,872	$603,046	10.6%
Grand
Total	Home	4,407	4,593	(4.0)%	4,002	4,362	(8.3)%	2,842	2,880	(1.3)%
	Dollars	$1,885,820	$1,953,765	(3.5)%	$1,660,744	$1,886,233	(12.0)%	$1,316,636	$1,289,064	2.1%
	Avg. Price	$427,915	$425,379	0.6%	$414,978	$432,424	(4.0)%	$463,278	$447,592	3.5%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)
					Three Months - July 31, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	65	105	(38.1)%	140	19	636.8%	227	153	48.4%
(NJ, PA)	Dollars	$49,065	$78,516	(37.5)%	$109,889	$7,191	1,428.1%	$178,593	$105,356	69.5%
	Avg. Price	$754,849	$747,767	0.9%	$784,924	$378,470	107.4%	$786,756	$688,602	14.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	12	13	(7.7)%	17	17	0.0%	47	38	23.7%
(DE, MD, VA, WV)	Dollars	$10,626	$6,820	55.8%	$13,335	$10,933	22.0%	$39,640	$25,138	57.7%
	Avg. Price	$885,500	$524,591	68.8%	$784,471	$643,118	22.0%	$843,404	$661,527	27.5%
Midwest
(unconsolidated joint ventures)	Home	4	13	(69.2)%	16	6	166.7%	19	35	(45.7)%
(IL, OH)	Dollars	$2,121	$9,281	(77.1)%	$10,978	$4,824	127.6%	$14,556	$25,443	(42.8)%
	Avg. Price	$530,000	$713,893	(25.8)%	$686,063	$804,000	(14.7)%	$766,105	$726,943	5.4%
Southeast
(unconsolidated joint ventures)	Home	66	39	69.2%	38	34	11.8%	123	102	20.6%
(FL, GA, SC)	Dollars	$31,702	$17,350	82.7%	$15,619	$15,731	(0.7)%	$61,917	$49,697	24.6%
	Avg. Price	$480,333	$444,869	8.0%	$411,029	$462,676	(11.2)%	$503,394	$487,224	3.3%
Southwest
(unconsolidated joint ventures)	Home	38	10	280.0%	45	10	350.0%	99	27	266.7%
(AZ, TX)	Dollars	$22,656	$5,831	288.5%	$25,236	$6,925	264.4%	$60,849	$17,821	241.4%
	Avg. Price	$596,211	$583,100	2.2%	$560,802	$692,504	(19.0)%	$614,637	$660,037	(6.9)%
West
(unconsolidated joint ventures)	Home	30	32	(6.3)%	40	31	29.0%	40	50	(20.0)%
(CA)	Dollars	$11,025	$14,239	(22.6)%	$18,739	$16,523	13.4%	$14,558	$20,779	(29.9)%
	Avg. Price	$367,532	$444,969	(17.4)%	$468,475	$533,000	(12.1)%	$363,954	$415,580	(12.4)%
Unconsolidated
Joint Ventures (2)	Home	215	212	1.4%	296	117	153.0%	555	405	37.0%
	Dollars	$127,195	$132,037	(3.7)%	$193,796	$62,127	211.9%	$370,113	$244,234	51.5%
	Avg. Price	$591,603	$622,812	(5.0)%	$654,716	$531,001	23.3%	$666,872	$603,046	10.6%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)
					Nine Months - July 31, 2018
		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	256	157	63.1%	246	31	693.5%	227	153	48.4%
(NJ, PA)	Dollars	$176,594	$106,970	65.1%	$154,680	$11,876	1,202.4%	$178,593	$105,356	69.5%
	Avg. Price	$689,819	$681,335	1.2%	$628,781	$383,097	64.1%	$786,756	$688,602	14.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	62	43	44.2%	26	45	(42.2)%	47	38	23.7%
(DE, MD, VA, WV)	Dollars	$50,664	$22,584	124.3%	$22,133	$27,534	(19.6)%	$39,640	$25,138	57.7%
	Avg. Price	$817,159	$525,204	55.6%	$851,272	$611,867	39.1%	$843,404	$661,527	27.5%
Midwest
(unconsolidated joint ventures)	Home	28	40	(30.0)%	36	17	111.8%	19	35	(45.7)%
(IL, OH)	Dollars	$19,091	$29,272	(34.8)%	$23,253	$13,418	73.3%	$14,556	$25,443	(42.8)%
	Avg. Price	$681,820	$731,800	(6.8)%	$645,916	$789,294	(18.2)%	$766,105	$726,943	5.4%
Southeast
(unconsolidated joint ventures)	Home	163	114	43.0%	118	100	18.0%	123	102	20.6%
(FL, GA, SC)	Dollars	$77,408	$51,095	51.5%	$52,301	$45,121	15.9%	$61,917	$49,697	24.6%
	Avg. Price	$474,895	$448,201	6.0%	$443,229	$451,209	(1.8)%	$503,394	$487,224	3.3%
Southwest
(unconsolidated joint ventures)	Home	131	32	309.4%	89	12	641.7%	99	27	266.7%
(AZ, TX)	Dollars	$78,003	$21,621	260.8%	$50,406	$8,278	508.9%	$60,849	$17,821	241.4%
	Avg. Price	$595,445	$675,656	(11.9)%	$566,359	$689,833	(17.9)%	$614,637	$660,037	(6.9)%
West
(unconsolidated joint ventures)	Home	100	123	(18.7)%	105	159	(34.0)%	40	50	(20.0)%
(CA)	Dollars	$41,629	$68,112	(38.9)%	$45,418	$106,756	(57.5)%	$14,558	$20,779	(29.9)%
	Avg. Price	$416,295	$553,754	(24.8)%	$432,553	$671,423	(35.6)%	$363,954	$415,580	(12.4)%
Unconsolidated
Joint Ventures (2)	Home	740	509	45.4%	620	364	70.3%	555	405	37.0%
	Dollars	$443,389	$299,654	48.0%	$348,191	$212,983	63.5%	$370,113	$244,234	51.5%
	Avg. Price	$599,175	$588,712	1.8%	$561,599	$585,118	(4.0)%	$666,872	$603,046	10.6%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.